Exhibit B-10(e)(3)

                SECOND AMENDMENT TO THIRD AMENDED
                  AND RESTATED CREDIT AGREEMENT

      This SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of February 11, 2003, is made and entered into by and among GOLD KIST INC., a cooperative marketing association organized and existing under the laws of the State of Georgia (the "Borrower"), various banks and other lending institutions and institutional investors as are, or may from time to time become, parties hereto (collectively, the
"Lenders" and individually, a "Lender"), SUNTRUST BANK, as Syndication Agent (the "Syndication Agent"), HARRIS TRUST AND SAVINGS BANK and ING CAPITAL LLC, as Co-Managing Agents (collectively, the "Co-Managing Agents"), and COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as agent for the Lenders and sole lead arranger (the "Agent"). All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Credit Agreement (defined below).

                      W I T N E S S E T H:

     WHEREAS, the Borrower, the Lenders and the Agent are parties to that certain Third Amended and Restated Credit Agreement dated as of September 27, 2002, among the parties hereto, as amended by that certain First Amendment to Third Amended and Restated Credit Agreement, dated as of January 24, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"); and

      WHEREAS, the Borrower has requested that the Agent and the Lenders amend certain provisions of the Credit Agreement, and the Agent and the Lenders have agreed to do so on the terms and conditions set forth in this Amendment,

      NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration paid by each party to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Amendment to Credit Agreement. The Credit Agreement is hereby modified and amended as follows:

          (a)  Amendments to Section 1.1 of the Credit Agreement.
Section 1.1 of the Credit Agreement, "Definitions," is hereby modified and amended as follows:

                (i) The definition of "Applicable Margin" is hereby deleted in its entirety from Section 1.1 and the following is substituted in lieu thereof:

               ""Applicable Margin" shall mean, with respect to the Revolving Loans, the Tranche A Term Loans and the Commitment Fee, on a per annum basis, the percentage designated below under the applicable column heading and corresponding to the Senior Debt Coverage Ratio:

                           Revolving and             Commitment
Senior                  Tranche A Term Loans             Fee
Debt Coverage
Ratio

                    Applicable        Applicable
                 Margin for Base      Margin for
                  Rate Advances       Eurodollar
                                       Advances

Greater than or       2.750%            4.000%         0.600%
equal to 4.00 to
1.00

Greater than or       2.250%            3.500%         0.575%
equal to 3.50 to
1.00 but less
than 4.00 to
1.00

Greater than or       1.750%            3.000%         0.550%
equal to 3.00
to1.00 but less
than 3.50 to
1.00

Greater than or       1.250%            2.500%         0.525%
equal to 2.50 to
1.00 but less
than 3.00 to
1.00

Less than 2.50        0.750%            2.000%         0.500%
to 1.00


               The Applicable Margin for the Revolving Loans, the Tranche A Term Loans and the Commitment Fee shall be determined quarterly (and the rate determined at that time shall apply until the next quarterly determination) based upon the Senior Debt Coverage Ratio, determined pursuant to the financial statements delivered to the Lenders pursuant to
               Section 6.1(a) or Section 6.1(b) hereof, as the case may be, with such Applicable Margin to be effective with respect to calculations based upon such financial statements as of the first day of the second fiscal quarter immediately following the fiscal quarter for which such financial statements are delivered; provided, during the period commencing February 11, 2003 through and including March 31, 2003, the Applicable Margins will be 1.750% with respect to Base Rate Advances, 3.000% with respect to Eurodollar Advances and 0.550% with respect to the Commitment Fee. Notwithstanding the foregoing, in the event that the financial statements required to be delivered pursuant to Section 6.1(a) and Section 6.1(b), as applicable, and the related compliance certificate required to be delivered in connection therewith, are not delivered when due, then (x) if such financial statements and certificate are delivered after the date such financial statements and certificate were required to be delivered and the Applicable Margin increases from that previously in effect as a result of the delivery of such financial statements, then the Applicable Margin during the period from the date upon which such financial statements were required to be delivered until the date upon which they actually are delivered shall be the Applicable Margin as so increased and (y) if such financial statements and certificate are delivered after the date such financial statements and certificate were required to be delivered and the Applicable Margin decreases from that previously in effect as a result of the delivery of such financial statements, then such decrease in the Applicable Margin shall not become applicable until the date upon which the financial statements and certificate are actually delivered."

                (ii) The definition of "Borrowing Base" is hereby deleted in its entirety from Section 1.1 and the following is substituted in lieu thereof:

               ""Borrowing Base" shall mean, as of the end of any accounting month, an amount equal to the sum of:
               (a)  80%  of all Eligible Receivables as  of  such
               date of determination; plus (b) 55% of Eligible Inventory (other than raw materials, corn and soybeans) as of such date of determination; plus
               (c) 50% of all raw materials (other than supplies) that constitute Eligible Inventory as of such date of determination; plus (d) 70% of all corn and soybeans that constitute Eligible Inventory as of such date of determination; plus (e) 60% of the value of Borrower's Broilers, valued at the lower of cost or market, less any amounts due growers for services in respect of Borrower's Broilers; plus (f) $0.50 for each of the Borrower's Breeder Chickens; plus (g) prior to the termination of the lenders' commitments under the Bridge Credit Agreement, the lesser of (i) $5,000,000 or (ii) 10% of Eligible Inventory (other than raw materials, corn and soybeans)."

                (iii)      The definition of "Capital Expenditure
     Carry Forward Amount" is hereby deleted in its entirety from
     Section 1.1 and the following is substituted in lieu thereof:

               ""Capital Expenditure Carry Forward Amount" means, to the extent positive, for any fiscal year, a carry forward amount equal to $40,000,000 less the aggregate amount of Capital Expenditures made pursuant to Section 7.11(b) in the immediately preceding fiscal year."

                (iv) The definition of "Consolidated Tangible Net
     Worth"  is  hereby deleted in its entirety from Section  1.1 and the following is substituted in lieu thereof:

               ""Consolidated Tangible Net Worth" shall mean Consolidated Net Worth, less the Intangible Assets of the Borrower and its Subsidiaries, but
               including the goodwill (as reflected on the Borrower's financial statements delivered pursuant to Section 6.1 hereof from time to time but not to exceed $23,900,000) created in connection with the acquisition by the Borrower of the outstanding equity of Golden Poultry Company, Inc. in September, 1997."

                (v) The definition of "Consolidated Total Debt" is hereby deleted in its entirety from Section 1.1 and the following is substituted in lieu thereof:

               ""Consolidated Total Debt" shall mean (a) Total Debt of the Borrower and its Subsidiaries, plus
               (b) the Total Debt of any other Person which (i) has been guaranteed by the Borrower or any Subsidiary or (ii) is supported by a letter of credit issued for the account of the Borrower or any Subsidiary, all consolidated in accordance with GAAP."

                (vi) The definition of "Indebtedness" is hereby deleted in its entirety from Section 1.1 and the following is substituted in lieu thereof:

               ""Indebtedness" of any Person shall mean, without duplication (a) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, obligations evidenced by bonds, debentures, notes or other similar instruments, and such Person's pro-rata share of any obligations of a general partnership in which such Person is the general partner); (b) all rental obligations under leases required to be capitalized under GAAP; (c) all Guaranties of such Person (including contingent reimbursement obligations under undrawn letters of credit); (d) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed; and (e) obligations or other liabilities under Hedging Contracts, or similar agreements or combinations thereof which are disclosed as liabilities on the balance sheet of such Person in accordance with GAAP."

               (vii) The definition of "Intangible Assets" is hereby deleted in its entirety from Section 1.1 and the following is substituted in lieu thereof:

               ""Intangible Assets" of a Person, shall mean the non-current, non-physical assets of such Person that entitle such Person to certain legal rights or competitive advantages, and shall include copyrights, trademarks, tradenames and other intellectual property, franchises, goodwill (to the extent positive), organizational costs, licenses and permits, and, in connection with the Borrower, shall include the SSC Securities."

               (viii) The definitions of "Senior Note Holders" and "Senior Notes" are hereby deleted in their entirety from
     Section 1.1 and the following are substituted in lieu thereof:

               ""Senior Note Holders" shall mean CoBank, ACB, The Prudential Insurance Company of America and the Gateway Recovery Trust, and their respective successors and assigns under the Senior Notes.

               "Senior Notes" shall mean (a) that certain First Amended and Restated Credit Agreement, dated as of January 29, 2003, between the Borrower and CoBank, ACB, as such agreement may be modified, amended, renewed, refinanced or replaced, and (b) that certain Second Consolidated, Amended and Restated Note Agreement dated September 27, 2002, among the Borrower and The Prudential Insurance Company of America and the Gateway Recovery Trust, as amended by that certain First Amendment to Note Agreement, dated as of January 29, 2003, as further amended by that certain Second Amendment to Note Agreement, dated as of February 11, 2003 and as such agreement may be modified, amended, renewed, refinanced or replaced."

              (ix) The definition of "Subordinated Debt" is hereby deleted in its entirety from Section 1.1 and the following is substituted in lieu thereof:

               ""Subordinated Debt" shall mean all Indebtedness for Money Borrowed wherein the principal and premium, if any, and interest is subordinated and junior in right of payment to the prior payment in full of all other Indebtedness of the Borrower for Money Borrowed except other Subordinated Debt, and shall include, without limitation, the Subordinated Capital Certificates of Interest and Subordinated Loan Certificates, issued by the Borrower, as described on, and an example of whose subordination provisions are annexed hereto, as Schedule S-1."

                (x) The definition of "Young Pecan" is hereby deleted in its entirety from Section 1.1 and the following is substituted in lieu thereof:

               ""Young  Pecan"  shall mean Young  Pecan  Shelling
               Company,   Inc.,  as  successor  to  Young   Pecan
               Company."

                (xi)  The  following definition  is  inserted  in
     Section 1.1 in alphabetical order therein:

               ""Bridge Credit Agreement" shall mean that certain Credit Agreement, dated as of February 11, 2003, by and among the Borrower, various banks and other lending institutions and institutional investors as are, or may from time to time become, parties thereto and Rabobank, as agent thereunder (as amended, restated, supplemented or otherwise modified from time to time)."

               (xii)     The definitions of "Cumulative Preferred
     Certificates  of  Interest," "CoBank Loans" and  "Prudential
     Loans" are deleted in their entirety from Section 1.1.

          (b)  Amendment to Section 3.10 of the Credit Agreement.
Section  3.10 of the Credit Agreement, "Voluntary Prepayments  of
Loans," is hereby modified and amended as follows:

                (i) Subsection 3.10(a) is hereby deleted in its entirety and the following is inserted in lieu thereof:

               "(a)  The Borrower may, at its option, (i) at  any
               time that there are no Loans (as defined in the Bridge Credit Agreement) outstanding under the Bridge Credit Agreement, prepay Revolving Loans; provided, that, the Borrower may prepay Revolving Loans at any time to the extent necessary to cause the L/C Issuer to issue Letters of Credit hereunder and (ii) upon repayment in full in cash of all obligations owing under the Bridge Credit Agreement and the termination of the lenders' commitments to lend thereunder, prepay Tranche A Term Loans, in each case, in whole or in part, in amounts aggregating $1,000,000 or any greater amount in integral multiples of $100,000. Those Loans may be prepaid by paying the principal amount to be prepaid, together with interest accrued and unpaid thereon to the date of prepayment, and all compensation payments pursuant to Section 3.15 if such prepayment is made on a date other than the last day of an Interest Period applicable thereto. Each such optional prepayment shall be applied in accordance with Section 3.10(e) below."

                (ii) Subsection 3.10(c) is hereby modified and amended by deleting therefrom the first word thereof
          ("The") and substituting in lieu thereof the following:

               "Upon repayment in full in cash of all obligations owing under the Bridge Credit Agreement and the termination of the lenders' commitments to lend thereunder, the"

           (c)  Amendment to Section 6.1 of the Credit Agreement.
Section 6.1 of the Credit Agreement, "Financial Statements," is hereby modified and amended by deleting subsection (a) thereof in its entirety and substituting the following in lieu thereof:

               "(a) (i) As soon as practicable and in any event within 30 days after the end of each of the first eleven months of each fiscal year (other than those months corresponding to the end of a fiscal quarter of the Borrower), and within 45 days after the end of each of the first eleven months corresponding to the end of a fiscal quarter of the Borrower, (x) unaudited consolidated and consolidating statements of income, cash flow and business segment sales and margins of the Borrower and its Subsidiaries for such month and for the period from the beginning of the current fiscal year to the end of such month, (y) an unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such month, setting forth, with respect to such consolidated statements of income, cash flow and sales and margins and such consolidated balance sheet, in comparative form, figures for the corresponding period in the preceding fiscal year, and (z) a management discussion and analysis, including a variance analysis comparing actual results to the projections delivered pursuant to
               Section 6.16; and (ii) as soon as practicable and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, (x) unaudited consolidated and consolidating statements of operations and cash flow of the Borrower and its Subsidiaries for such quarter and for the period from the beginning of the current fiscal year to the end of such quarter, (y) an unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, setting forth, with respect to such consolidated statements of operations and cash flow and such consolidated balance sheet, in comparative form, figures for the corresponding period in the preceding fiscal year all in reasonable detail and certified by the chief financial officer or Treasurer of the Borrower as having been prepared in accordance with GAAP, and (z) a management discussion and analysis, including a variance analysis comparing actual results to the projections delivered pursuant to Section 6.15;"

           (d)   Amendment to Article 6 of the Credit  Agreement.
Article 6 of the Credit Agreement, "Affirmative Covenants," is hereby modified and amended by inserting the following new sections in sequential order therein:

               "Section 6.15. Annual Projections. (a) As soon as practicable and in any event within 30 days after the end of the 2003 fiscal year, the Borrower shall deliver to each Lender annual projections for the following fiscal year, which include (i) a statement of all of the material assumptions on which such projections are based and (ii) monthly consolidated and consolidating statements of income, cash flow and balance sheets for following fiscal year, and (b) On the same date the Borrower delivers the financial information required to be delivered pursuant to Section 6.1(b) hereof with respect to the 2004 fiscal year and each fiscal year thereafter, the Borrower shall deliver to each Lender annual projections for the following fiscal year, which include (i) a statement of all of the material assumptions on which such projections are based and (ii) quarterly consolidated and consolidating statements of income, cash flow and balance sheets."

               Section 6.16. Eight-Week Cash Flow Projections. On the first Business Day of each calendar week prior to the termination of the Bridge Credit Agreement, the Borrower shall deliver to each Lender a written report, in form and substance satisfactory to the Agent, reflecting the Borrower's projected cash flow for the eight-week period subsequent to the date of such report.

               Section 6.17. Appraisals of Fixed Assets. Prior to or on the date sixty (60) days from the closing date of the Bridge Credit Agreement, the Borrower shall deliver, or cause to be delivered, to the Collateral Agent or the Agent, in form and substance satisfactory to the Collateral Agent or the Agent, updated appraisals, with respect to the real property and other fixed assets of the Borrower and its Subsidiaries, prepared by a qualified appraisal company acceptable to the Collateral Agent or the Agent."

           (e)  Amendment to Section 7.1 of the Credit Agreement.
Section 7.1 of the Credit Agreement, "Financial Covenants," is hereby modified and amended by deleting such section in its entirety and substituting the following in lieu thereof:

               "Section 7.1   Financial Covenants.

                         (a)   Minimum Consolidated Tangible  Net
               Worth. The Borrower's Consolidated Tangible Net Worth (less any gain or loss as a result of accumulated other comprehensive income, as defined by GAAP) shall at all times be at least $135,000,000, plus the sum of (i) 50% of the
               Reported Net Income of the Borrower and its consolidated Subsidiaries (to the extent positive) for the fiscal quarter ending December 31, 2002, and each fiscal quarter thereafter on a cumulative basis (taken as one accounting period), but excluding from such calculations of Reported Net Income for purposes of this clause (i) any fiscal quarter in which the Reported Net Income of the Borrower and its consolidated Subsidiaries is negative, and (ii) 100% of the cumulative Net Proceeds of Stock received during any period after June 29, 2002.

                         (b)   Current Ratio.  The Borrower shall
               not permit at any time the ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 1.10 to 1.00 calculated on a quarterly basis.

                         (c)    Fixed   Charge  Coverage   Ratio.
               Commencing with the second fiscal quarter of the 2004 fiscal year, the Borrower shall not permit the Fixed Charge Coverage Ratio to be less than the ratio set forth opposite the relevant fiscal quarter in the following table:

          Fiscal Quarter                     Ratio

          Second Quarter Fiscal Year 2004    1.40 to 1.00
          Third Quarter Fiscal Year 2004     1.60 to 1.00
          Fourth Quarter Fiscal Year 2004,
          And thereafter                     1.75 to 1.00


                         (d)   Senior  Debt Coverage Ratio.   The
               Borrower shall not permit the Senior Debt Coverage Ratio to be greater than the ratio set forth
               opposite  the  relevant  fiscal  quarter  in   the
               following table:

               Fiscal Quarter                     Ratio

               Second Quarter Fiscal Year 2003    3.75 to 1.00
               Third Quarter Fiscal Year 2003     6.00 to 1.00
               Fourth Quarter Fiscal Year 2003    7.25 to 1.00
               First Quarter Fiscal Year 2004     7.25 to 1.00
               Second Quarter Fiscal Year 2004    6.25 to 1.00
               Third Quarter Fiscal Year 2004     6.25 to 1.00
               Fourth Quarter Fiscal Year 2004    5.00 to 1.00
               First Quarter Fiscal Year 2005     4.50 to 1.00
               Second Quarter Fiscal Year 2005    4.00 to 1.00
               Third Quarter Fiscal Year 2005     3.50 to 1.00
               Fourth Quarter Fiscal Year 2005    3.25 to 1.00
               and thereafter

                         (e)     Minimum    Cumulative    EBITDA.
               Commencing with the end of the third fiscal quarter of the 2003 fiscal year, the Borrower shall not permit EBITDA as of the last day of any fiscal quarter to be less than the cumulative amount set forth opposite the relevant fiscal quarter in the following table:

                         Fiscal Quarter      Cumulative EBITDA

                         Third Quarter 2003       ($22,000,000)

                         Fourth Quarter 2003      ($4,000,000)

                         First Quarter 2004       $40,000,000"

          (f)   Amendment to Section 7.2 of the Credit Agreement.
Section 7.2 of the Credit Agreement, "Limitations on Restricted Payments," is hereby modified and amended by deleting such section in its entirety and substituting the following in lieu thereof:

               "Limitation on Restricted Payments. The Borrower will not pay or declare any dividend or make any other distribution on or on account of any class of its Stock or other equity or make cash distributions of equity (including cash patronage refunds), or make interest payments on equity, or redeem, purchase or otherwise acquire, directly or indirectly, any shares of its Stock or other equity, or redeem, purchase or otherwise acquire, directly or indirectly, any Subordinated Debt, including, but not limited to, its Subordinated Capital Certificates of Interest and Subordinated Loan Certificates (except required redemptions as provided in the indentures pursuant to which such Subordinated Debt was issued), or permit any Subsidiary to do any of the above (all of the foregoing being herein called "Restricted Payments") except that the Borrower may make (a)
               cash patronage refunds in fiscal year 2002 and thereafter in an amount, for each fiscal year, not to exceed 10% of the member earnings for such fiscal year, and (b) present value cashing retirement and death payments (net of any amount the Borrower receives as insurance proceeds) in an aggregate amount not to exceed $5,000,000 in any fiscal year; provided that the Borrower shall not make any Restricted Payments upon the occurrence and during the continuance of a Default or Event of Default. So long as there is no Default or Event of Default occurring or continuing, there shall not be included in the definition of
               Restricted Payments: (x) dividends paid, or distributions made, in Stock of the Borrower or
               (y)  exchanges of Stock of one or more classes  of
               the Borrower, except to the extent that cash or other value is involved in such exchange.
               Moreover, nothing in this Section 7.2 shall prevent any Subsidiary from making any Restricted Payments to the Borrower or to any other Loan Party that directly owns Stock of such Subsidiary. The term "equity" as used in this Section 7.2 shall include the Borrower's common stock, preferred stock, if any, other equity certificates, and notified equity accounts of patrons."

          (g)   Amendment to Section 7.4 of the Credit Agreement.
Section 7.4 of the Credit Agreement, "Investments," is hereby modified and amended by deleting such subsection 7.4(d)(xv) in its entirety and substituting the following in lieu thereof:

               "(xv) permit to remain outstanding (x) certain term loans to Young Pecan in an aggregate principal amount of $10,000,000 made pursuant to a Loan and Security Agreement among Young Pecan, the Borrower and Foothill Capital Corporation, as Agent, and (y) a loan to Young Pecan evidenced by that certain note dated as of January 28, 2003, in the original amount of $1,676,785, provided there shall be no increase in the principal amount of the loans described in the foregoing clauses (x) and (y); and, provided further, that all collateral securing the loan described in clause
               (y) shall be assigned to the Collateral Agent pursuant to the Security Agreement."

          (h)  Amendment to Section 7.11 of the Credit Agreement.
Section 7.11 of the Credit Agreement, "Capital Expenditures," is hereby modified and amended by deleting such section in its entirety and substituting the following in lieu thereof:

               "Section 7.11 Capital Expenditures. The Borrower and its Subsidiaries shall not, on a consolidated basis, directly or indirectly, make Capital Expenditures in an aggregate amount in excess of
               (a) for the fiscal year ending (i) 2003, $40,000,000, (ii) 2004, $40,000,000 plus the
               Capital Expenditure Carry Forward Amount, if any and (iii) 2005, $50,000,000 plus the Capital Expenditure Carry Forward Amount, if any and (b) in connection with the "tray pack operations" at the Borrower's location in Live Oak, Florida, $30,000,000 after June 29, 2002, provided, however, the amount described in this clause (b) shall not be available until (i) all Obligations (as defined in the Bridge Credit Agreement) have been paid in full in cash and all Commitments (as defined in the Bridge Credit Agreement) to lend thereunder have been terminated, and (ii) minimum EBITDA of the Borrower for the immediately preceding four fiscal quarters, as reflected in the financial statements required to be delivered pursuant to Section 6.1(a) and Section 6.1(b) hereof, as applicable, and the related compliance certificate required to be delivered in connection therewith, is not less than $100,000,000."

          (i)  Amendment to Section 7.12 of the Credit Agreement.
Section 7.12 of the Credit Agreement, "Indebtedness for Money Borrowed," is hereby modified and amended as follows: (i) the word "and" appearing after subsection (e) thereof is hereby deleted in its entirety; and (ii) the final period after clause
(f) thereof is deleted and the following is substituted in lieu thereof:

               "; and

               (g) Indebtedness for Money Borrowed existing under the Bridge Credit Agreement in a principal amount not exceeding $33,220,000 plus interest and fees related thereto."

           (j)  Amendment to Section 8.1 of the Credit Agreement.
Section 8.1 of the Credit Agreement, "Events of Default," is hereby modified and amended as follows:

                (i) Subsections 8.1(d) and (e) thereof are deleted in their entirety and the following is substituted in lieu thereof:

               "(d) Any representation or warranty contained herein or deemed to have been made hereunder or made by or furnished in writing on behalf of the Borrower in connection herewith shall be false or misleading in any material respect as of the date made or deemed to have been made, or the Borrower fails to perform or observe any covenant contained in Sections 6.1, 6.3, 6.5, 6.14, 6.15, 6.16 or
               Article 7 of this Agreement; provided however, that so long any failure by the Borrower to comply with Section 6.16 hereof does not occur more frequently than three (3) times in any six (6) week period, no Event of Default shall occur hereunder with respect to the failure of the Borrower to comply with Section 6.16 hereof so long so as such failure does not continue for more than two (2) Business Days; or

               (e) The Borrower fails to perform or observe any covenant, term or condition contained in this Agreement (other than those contained in Sections 6.1, 6.3, 6.5, 6.14, 6.15, 6.16 or Article 7) and
               such failure shall continue for more than 30 calendar days after the earlier of (i) the date which the Borrower obtains knowledge thereof or
               (ii) the Borrower is given notice thereof; or"

                (ii) The final period after Subsection 8.1(m) thereof is deleted and the following is substituted in lieu thereof:

               "; or

               (n) Without the prior consent of the Lenders, the lenders party to the Bridge Credit Agreement shall consent to (i) an increase in the advance rates set forth in definition of the Borrowing Base (as defined in the Bridge Credit Agreement) or an increase in the aggregate amount of the Commitments (as defined in the Bridge Credit
               Agreement) thereunder or (ii) allowing the aggregate principal amount of Loans (as defined in the Bridge Agreement) outstanding thereunder as of any date of determination to exceed the Borrowing Base (as defined in the Bridge Credit Agreement) in effect at such time."


          (j)  Amendment to Schedule 5.8 to the Credit Agreement.
Schedule 5.8 to the Credit Agreement, "Obligations for Money Borrowed," is hereby modified and amended by deleting such schedule  in its entirety and substituting the attached  Schedule
5.8 in lieu thereof:

     2. Strict Compliance. Except for the amendments set forth above in Section 1, the text of the Credit Agreement and the Loan Documents shall remain in full force and effect. The Borrower acknowledges and expressly agrees that the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents.

      3. Representations and Warranties. The Borrower hereby represents and warrants in favor of the Agent and each Lender, as follows:

             (a) the Borrower has the corporate power and authority (i) to enter into this Amendment, and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

              (b) this Amendment has been duly authorized, validly executed and delivered by one or more authorized signatories of the Borrower, and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms;

             (c)   the  execution and delivery of this  Amendment
       and performance by the Borrower under the Credit Agreement do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower which has not already been obtained, nor contravene or conflict with the charter documents of the Borrower, or the provisions of any statute, judgment, order, indenture, instrument, agreement or undertaking, to which the Borrower is a party or by which any of its properties are or may become bound;

             (d) as of the date hereof, and after giving effect to this Amendment (i) no Default or Event of Default exists under the Credit Agreement, and (ii) except as previously disclosed in writing to the Lenders in the form of a PowerPoint presentation that was posted via IntraLinks on January 15, 2003, each representation and warranty set forth in Article 5 of the Credit Agreement is true and correct; and

             (e)  as of the date hereof, Agratech Seeds Inc.  has
       discontinued   any   operations  and  sold,   transferred,
       conveyed or otherwise disposed of substantially all of its assets.

      4. Loan Document. This Amendment shall be deemed to be a Loan Document for all purposes.

      5. Expenses. The Borrower agrees to pay all reasonable expenses of the Agent incurred in connection with this Amendment, including, without limitation, all fees and expenses of counsel to the Agent.

      6. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

      7. Governing Law. This Amendment shall be deemed to be made pursuant to the laws of the State of New York applicable to contracts made and performed in the State of New York without regard to the conflict of laws principles thereof other than Sections 5 - 1401 and 5 - 1402 of New York General Obligations Law.

      8. Conditions to Effectiveness. This Amendment shall be effective as of the date first written above upon the Agent's receipt of the following:

          (a) a counterpart hereof duly executed by the Borrower and the Required Lenders;

          (b) an amendment fee for the account of each Lender that has delivered its executed signature page to this Amendment to the Agent prior to 5:00 p.m. (New York time) on February 10, 2003, in an amount equal to twenty-five basis points of each of such Lender's Commitments, which fee shall be fully earned as of the date hereof and non-refundable when paid;

          (c) a copy of the Bridge Credit Agreement (as defined herein), duly executed by all parties thereto;

          (d) a copy of a duly executed amendment to each of the Senior Notes, in form and substance satisfactory to the Agent;

          (e)   an  amendment to the Second Amended and  Restated
Security Agreement, duly executed by all parties thereto, in form and substance satisfactory to the Agent; and

          (f) an amendment to the Second Amended and Restated Intercreditor Agreement permitting the repayment in full in cash of all obligations owing under the Bridge Credit Agreement prior to the repayment of any Priority Claims (as defined in the Intercreditor Agreement prior to the date hereof), duly executed by all parties thereto, in form and substance satisfactory to the Agent; and

          (g) such other documents executed by the Borrower as the Agent may reasonably require.

      10. Reference to and Effect on the Loan Documents. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

      11. Release of Agratech. Agratech Seeds Inc. is hereby released from its obligations under, and any liability with respect to, the Subsidiary Guaranty and any other Loan Document.


      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:                        GOLD KIST INC.



                                 By: /s/ Stephen O. West
                                  Name: Stephen O. West
                                  Title: Chief Financial Officer
                                 and Treasurer


                                 By: /s/ J. David Dyson
                                  Name: J. David Dyson
                                  Title: Secretary


                                              [SEAL]


AGENT, L/C ISSUER AND LENDER:    COOPERATIEVE CENTRALE
                                 RAIFFEISEN-BOERENLEENBANK B.A.,
                                 "RABOBANK NEDERLAND", NEW YORK
                                 BRANCH


                                 By: /s/ Richard J. Beard
                                  Name: Richard J. Beard
                                  Title: Executive Director


                                 By: /s/ Ian Reece
                                  Name: Ian Reece
                                  Title: Managing Director



LENDERS:                         SUNTRUST BANK



                                 By: /s/ Hugh E. Brown
                                  Name: Hugh E. Brown
                                  Title: Vice President






                                 HARRIS TRUST AND SAVINGS BANK



                                 By: /s/ Philip Langheim
                                  Name: Philip Langheim
                                  Title: Vice President


                                 By: (no signature)
                                  Name:
                                  Title:


                                 U.S. BANK NATIONAL ASSOCIATION



                                 By: /s/ Kathi L. Hatch
                                  Name: Kathi L. Hatch
                                  Title: Assistant Vice
                                 President


                                 By: (no signature)
                                  Name:
                                  Title:

                                 COBANK, ACB



                                 By: /s/ Mary Beth Curry
                                  Name: Mary Beth Curry
                                  Title: Vice President


                                 By: (no signature)
                                  Name:
                                  Title:


                                 NATEXIS BANQUES POPULAIRES



                                 By:/s/ Stephen A. Jendras
                                  Name: Stephen A. Jendras
                                  Title: Vice President


                                 By: /s/ Guillaume de Parscau
                                  Name: Guillaume de Parscau
                                  Title: First Vice President
                                 and Manager Commodities Finance
                                 Group

                                 ING CAPITAL LLC



                                 By: /s/ William B. Redmond
                                  Name: William B. Redmond
                                  Title: Director


                                 By: /s/ Lina A. Garcia
                                  Name: Lina A. Garcia
                                  Title: Associate


                               THE CIT GROUP/BUSINESS CREDIT,
                               INC.


                               By: /s/ John F. Bohan
                                Name: John F. Bohan
                                Title: Vice President


                               By: (no signature)
                                Name:
                                Title:

                               GREENSTONE FARM CREDIT SERVICES,
                               FLCA


                               By: /s/ Alfred S. Compton, Jr.
                                Name:  Alfred S. Compton, Jr.
                                Title: Vice President/Senior
                               Lending Officer


                               By: (no signature)
                                Name:
                                Title:


                               JOHN HANCOCK LIFE INSURANCE
                               COMPANY


                               By: /s/ David E. Johnson
                                Name: David E. Johnson
                                Title: Managing Director


                               By: (no signature)
                                Name:
                                Title:

                               JOHN HANCOCK VARIABLE LIFE
                               INSURANCE COMPANY


                               By: /s/ David E. Johnson
                                Name: David E. Johnson
                                Title: Managing Director

                               By: (no signature)
                                Name:
                                Title:



                               SIGNATURE 4 LIMITED

                               By: John Hancock Life Insurance
                                  Company, as Portfolio Advisor


                               By: /s/ David E. Johnson
                                Name: David E. Johnson
                                Title: Managing Director

                               SIGNATURE 5 L.P.

                               By:     John Hancock Life
                                  Insurance Company, as
                                  Portfolio Advisor


                               By: /s/ David E. Johnson
                                Name: David E. Johnson
                                Title: Managing Director

                               MELLON  BANK, N.A., solely in  its
                               capacity  as Trustee for the  Bell
                               Atlantic  Master Trust as directed
                               by  John  Hancock  Life  Insurance
                               Company,    and   not    in    its
                               individual capacity


                               By: /s/ Bernadette Rist
                                Name: Bernadette Rist
                                Title: Authorized Signatory


                               By: (no signature)
                                Name:
                                Title:



                     CONSENT OF GUARANTORS

      We, the undersigned, each as a Guarantor pursuant to that certain Amended and Restated Subsidiary Guaranty dated as of the 23rd day of October, 2001 (as amended, restated, supplemented or otherwise modified from time to time, the "Guaranty"), hereby each (a) acknowledge receipt of a copy of the foregoing Amendment, and (b) acknowledge, consent and agree that (i) the Guaranty remains in full force and effect, and (ii) the execution and delivery of the foregoing Amendment and any and all documents executed in connection therewith shall not alter, amend, reduce or modify our respective obligations and liabilities under the Guaranty.


                              AGRATRADE FINANCING, INC.


                              By: /s/ Stephen O. West
                              Title: Treasurer


                              CROSS EQUIPMENT COMPANY, INC.


                              By: /s/ Stephen O. West
                              Title: Treasurer


                              GK FINANCE CORPORATION


                              By: /s/ Stephen O. West
                              Title: Vice President


                              GK PEANUTS, INC.


                              By: /s/ Stephen O. West
                              Title: Treasurer

                              GK PECANS, INC.


                              By: /s/ Stephen O. West
                              Title: Treasurer



                              LUKER INC.


                              By: /s/ Stephen O. West
                              Title: Treasurer

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